UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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Annaly Management , Inc

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Commencing on April 26, 2021, Annaly Capital Management, Inc. sent the below communication to certain stockholders.

ANNALY’S 2021 PROXY STATEMENT

TEN KEY HIGHLIGHTS

ITEM 1.	EVOLUTION OF ANNALY

2020 was marked by transformative change. Annaly’s commitment to strong governance, organizational and human capital resources have enhanced the firm’s resilience and agility. 2020 milestones include:

◾	February 12, 2020 – Announced agreement to internalize the Company’s management function

◾	March 13, 2020 – Completed 100% transition to remote work ahead of New York state mandates

◾	March 16, 2020 – Announced appointment of David L. Finkelstein as Chief Executive Officer and a Board Member

◾	April 29, 2020 – Announced pledge of financial resources to COVID-19 relief efforts in New York City

◾	July 1, 2020 – Announced completion of management internalization transaction

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July 28, 2020 – Renamed Compensation Committee of the Board as Management Development and Compensation (“MDC”) Committee to reflect the Committee’s broad oversight of the Company’s human capital management

◾	July 30, 2020 – Announced appointment of the Company’s first Head of Inclusion

◾	October 8, 2020 – Announced publication of the Company’s inaugural Corporate Responsibility Report

ITEM 2.	REDESIGN OF EXECUTIVE COMPENSATION FOR 2020

Prior to the closing of the Internalization, the Company had been externally-managed and our former manager (rather than the Company) had employed and compensated our named executive officers (“NEOs”). Following the closing of the Internalization, the Company began directly compensating our NEOs and the MDC Committee adopted a number of executive compensation enhancements for 2020, including:

◾	Introduction of equity incentives, which represents a significant shift from our former manager’s all-cash compensation structure;

◾	Introduction of a qualitative corporate performance scorecard with both financial and non-financial goals; and

◾	Adoption of an enhanced clawback policy with triggers for accounting restatements and executive misconduct.

ITEM 3.	FURTHER EXECUTIVE COMPENSATION ENHANCEMENTS FOR 2021

To further the alignment of our executive compensation program with the interests of our stockholders and support the firm’s ownership culture, the MDC Committee is making additional compensation enhancements for 2021, including:

◾	For the CEO, increasing the relative weighting of equity as a percentage of total target compensation opportunity to approximately 50%

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For all NEOs, increasing the proportion of performance stock units as a percentage of total equity compensation (with a majority of the NEOs, including the CEO, at approximately 50% for 2021 and all NEOs at approximately 50% for 2022)

◾	Reducing discretion and providing for a more formulaic approach to determining NEO annual incentive opportunities with 75% based on corporate/organizational metrics and 25% based on individual metrics

◾	Increasing the proportion of objective financial metrics as a percentage of corporate/organizational metrics from 50% to 60%

ITEM 4.	BOARD COMPOSITION AND DIVERSITY

The Company is committed to seeking out highly qualified candidates of diverse gender and race, as well as taking into account other factors that promote principles of diversity. The composition of our Board reflects this commitment as 45% of our Director nominees are women and 27% identify as racially/ethnically diverse. In addition, we are proud that all five Committees of the Board are chaired by women.

ITEM 5.	DELIVERING OUTSTANDING PERFORMANCE

In 2020, the Company was able to navigate unprecedented market and economic volatility to deliver outstanding performance, including:

◾	5.1% economic return in the fourth quarter of 2020, and 1.8% economic return for the full year 2020;

◾	$1.4 billion of common and preferred dividends declared in 2020;

◾	Reduced economic leverage to 6.2x from 7.2x in the prior year; and

◾	Repurchased $209 million of common stock in 2020 and authorized a new $1.5 billion common stock repurchase program at the end of the year.

ITEM 6.	PLANNED DIVESTITURE OF THE COMMERCIAL REAL ESTATE BUSINESS

In March 2021, the Company signed a definitive agreement to sell our commercial real estate business to Slate Asset Management for $2.3 billion. We believe the transaction provides compelling execution for our stockholders and will provide additional capacity to further expand our leadership and capabilities in the Company’s core residential mortgage finance business. The transaction is subject to customary closing conditions, including applicable regulatory approvals, and is expected to be completed by the third quarter of 2021.

ITEM 7.	STOCKHOLDER ENGAGEMENT

The Company is committed to year-round engagement with retail and institutional stockholders. Since the beginning of 2020, the Company’s outreach efforts have encompassed approximately 90% of our institutional investors, including 100% of the Company’s 100 largest investors. During the same time, the Company hosted over 120 meetings with investors across the globe. Annaly’s stockholder engagement efforts have generated significant feedback for both the Board and management, which informed a number of recent corporate governance enhancements, including the decisions to internalize the Company’s management function and the re-design the Company’s executive compensation program.

ITEM 8.	FOCUS ON CORPORATE GOVERNANCE

The Board continually enhances its corporate governance framework in response to evolving best practices, stockholder feedback and the results of the Board’s annual self-evaluation and success planning processes. Over the last few years, the Board has implemented a number of governance enhancements, which include:

◾	Completing the declassification of the Board with all directors standing for annual election commencing with the 2021 Annual Meeting of Stockholders;

◾	Separating the roles of CEO and Chair of the Board and appointing an Independent Chair of the Board; and

◾	Amending the Corporate Governance Guidelines to formalize the Board’s commitment to seeking out highly qualified candidates of diverse gender and race.

ITEM 9.	INAUGURAL CORPORATE RESPONSIBILITY REPORT

On the 23rd anniversary of our IPO, the Company published our inaugural Corporate Responsibility Report, demonstrating our commitment to transparency and robust environmental, social and governance (“ESG”) practices. Among other things, the report introduced supplemental disclosures under the Sustainability Accounting Standards Board and Global Reporting Initiative frameworks. The report also outlines the Company’s goals and commitments across our five key ESG areas: corporate governance, human capital, responsible investments, risk management and the environment.

ITEM 10.	VIRTUAL STOCKHOLDER MEETING

Annaly will hold its 2021 Annual Meeting of Stockholders via an online (virtual) format on May 19, 2021 at 9:00 am EST. The Company believes that this format best protects the health and safety of our stockholders, employees, Directors and communities amidst the continuing COVID-19 pandemic. The Company has successfully conducted virtual stockholder meetings since 2018 and designs our meetings to provide the same rights to participate as you would have at in-person meeting, including providing opportunities to vote, make statements and ask questions.

Annaly’s Board of Directors unanimously recommends that you vote FOR each of the Director nominees (Proposal 1), FOR the advisory approval of the Company’s executive compensation (Proposal 2) and FOR the ratification of the appointment of Ernst & Young LLP as the Company’s independent auditors (Proposal 3).

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

These definitive additional proxy materials contain certain forward-looking statements which are based on various assumptions (some of which are beyond our control) and may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as “may,” “will,” “believe,” “expect,” “anticipate,” “continue,” or similar terms or variations on those terms or the negative of those terms. Actual results could differ materially from those set forth in forward-looking statements due to a variety of factors, including, but not limited to, risks and uncertainties related to the COVID-19 pandemic, including as related to adverse economic conditions on real estate-related assets and financing conditions; changes in interest rates; changes in the yield curve; changes in prepayment rates; the availability of mortgage-backed securities and other securities for purchase; the availability of financing and, if available, the terms of any financing; changes in the market value of our assets; changes in business conditions and the general economy; our ability to grow our residential credit business; our ability to grow our middle market lending business; credit risks related to our investments in credit risk transfer securities, residential mortgage-backed securities and related residential mortgage credit assets, commercial real estate assets and corporate debt; risks related to investments in mortgage servicing rights; our ability to consummate any contemplated investment opportunities; changes in government regulations or policy affecting our business; our ability to maintain our qualification as a REIT for U.S. federal income tax purposes; our ability to maintain our exemption from registration under the Investment Company Act of 1940; and the timing and ultimate completion of the sale of our commercial real estate business. For a discussion of the risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. We do not undertake, and specifically disclaim any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements, except as required by law.